Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of Eurasian Minerals Inc. as of June 12, 2012, and the states or other jurisdictions in which they are organized. The indentation reflects the principal parenting of each subsidiary.

Subsidiary	Jurisdiction
EMX Australia PTY LTD	Australia
EMX Exploration PTY LTD	Australia
Eurasian Holdings (BVI) Inc	British Virgin Islands
AES (BVI) Ventures Ltd	British Virgin Islands
AES Madencilik Ltd Sti	Turkey
Centerra Exploration BVI	British Virgin Islands
EBX (BVI) Ltd	British Virgin Islands
EBX Madencilik Ltd Sti	Turkey
Chesser Resources Limited	Australia
EMX Slovakia (BVI) Inc	British Virgin Islands
EMX New Zealand	British Virgin Islands
Hauraki Gold Limited	New Zealand
Eliseror Limited	Cyprus
EMX Ukraine (being resolved)	Ukraine
Alid Geothermal (BVI)	British Virgin Islands
Eurasian Minerals Royalties AB	Sweden
Eurasian Minerals Cooperatief UA	Netherlands
Altyn Minerals (BVI) Ltd	British Virgin Islands
Altyn Minerals, LLC	Kyrgyz Republic
Montex LLC	Kyrgyz Republic
EMX Haiti (BVI) Ltd	British Virgin Islands
Haiti Metals (BVI) Inc	British Virgin Islands
Ayiti Mineral Resources SA	Haiti
Haiti Gold (BVI) Inc	British Virgin Islands
Ayiti Gold Company SA	Haiti
Haiti Energy (BVI) Inc	British Virgin Islands
Maguana Resources SA	Haiti
Caribbean Mining (BVI) Corp	British Virgin Islands
Caribbean Mining SA	Haiti
Hispaniola Mining (BVI) Ltd	British Virgin Islands

Subsidiary	Jurisdiction
Hispaniola Mining SA	Haiti
EMH (BVI) Inc	British Virgin Islands
Marien Mining Company SA	Haiti
Bronco Creek Exploration Inc	Arizona
Basin and Range Resources LLC	Arizona
Basin and Range Energy LLC	Arizona
FOBC LLC	Arizona
EMX (USA) Services Corp	Nevada
EMX (USA) Royalties Corp	Nevada
Viad Royalties AB	Sweden
EMX Europe (BVI) Inc	British Virgin Islands
EMX Sweden	British Virgin Islands
Eurasian Minerals Sweden AB	Sweden
EMX Georgia Cooperatief UA	Netherlands
Georgian Minerals LLC	Georgia
Shuangsi Gold Company Inc	British Columbia, Canada
Taiwan Gold (BVI) Inc	British Virgin Islands
Shuangsi Gold (BVI) Inc	British Virgin Islands
Altinova (BVI) Ltd	British Virgin Islands
Eurasia Madencilik Ltd Sti	Turkey
EMX Geothermal Holdings (BVI) Ltd	British Virgin Islands
EMX Geothermal Argentina (BVI) Ltd	British Virgin Islands
EMX Geothermal Colombia (BVI) Ltd	British Virgin Islands
EMX Geothermal Peru (BVI) Ltd	British Virgin Islands
EMX Geothermal Peru SAC	Peru
EMX Geothermal Ethiopia (BVI) Ltd	British Virgin Islands
EMX Geothermal Eritrea (BVI) Ltd	British Virgin Islands
EMX Geothermal Kenya (BVI) Ltd	British Virgin Islands
EMX Geothermal (Kenya) Limited	Kenya
EMX Geothermal Honduras	British Virgin Islands
Inter Geo Recources LLC	Nevis, West Indies
EMX (Utah) Corp.	Utah